EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Presented below are Mindspeed Technologies, Inc.’s (“Mindspeed”, references  to “we”, “our” or “us” being reference to Mindspeed) historical and pro forma condensed combined financial information as of and for the nine months ended June 30, 2007 and for the fiscal year ended September 30, 2006. The unaudited pro forma condensed combined financial information gives effect to our September 25, 2007 acquisition of certain assets of Ample Communications, Inc. (“Ample”).

The unaudited pro forma condensed combined financial information is based on the estimates and assumptions included in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting in which the total cost of the Ample acquisition is allocated to the tangible and intangible assets acquired based on their estimated fair values at the effective date of the acquisition. The adjustments included in the unaudited pro forma condensed combined financial information represent the preliminary determination of such adjustments based upon currently available information. We are in the process of obtaining a third-party valuation of the acquired identifiable intangible assets. In addition, we are in the process of strategically assessing our combined business which may give rise to additional purchase liabilities. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected within the unaudited pro forma condensed combined consolidated information. Such revisions to the preliminary purchase price allocation could have a significant impact on the pro forma amounts. We expect to finalize the purchase price allocation within one year from the date of the Ample acquisition.

Mindspeed and Ample have different fiscal year ends. Accordingly, we combined our unaudited condensed consolidated statement of operations for the nine months ended June 30, 2007 with Ample’s unaudited consolidated statement of operations for the six months ended June 30, 2007 plus Ample’s unaudited consolidated statement of operations for the three months ended December 31, 2006. We combined our audited consolidated statement of operations for our fiscal year ended September 30, 2006 with Ample’s unaudited consolidated statement of operations for the year ended December 31, 2006. We combined our June 30, 2007 unaudited condensed consolidated balance sheet with Ample’s unaudited consolidated balance sheet as of June 30, 2007.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period. You should read the unaudited pro forma condensed combined financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and in our Quarterly Report on Form 10-Q for the nine months ended June 30, 2007.

MINDSPEED TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended June 30, 2007

(in thousands)

	Historical Mindspeed	Historical Ample (A)	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$94,122	$1,974	$—		$96,096
Cost of goods sold	32,016	777	—		32,793
Gross margin	62,106	1,197	—		63,303

Operating expenses:
Research and development	44,181	8,239	—		52,420
Selling, general and administrative	32,907	886	—		33,793
Amortization of intangible assets	—	—	565	(B)	565
Special charges	4,728	—	—		4,728

Total operating expenses	81,816	9,125	565		91,506

Operating loss	(19,710)	(7,928)	(565)		(28,203)

Interest expense	(1,678)	(1,655)	1,655	(C)	(1,678)
Other income, net	388	23	—		411

Loss before income taxes	(21,000)	(9,560)	1,090		(29,470)

Provision for income taxes	455	—	—		455

Net loss	$(21,455)	$(9,560)	$1,090		$(29,925)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2007

(A) Certain historical Ample financial information has been reclassified to conform to Mindspeed’s presentation. Historical Ample financial information consists of Ample’s unaudited consolidated statement of operations for the six months ended June 30, 2007 plus Ample’s unaudited consolidated statement of operations for the three months ended December 31, 2006.

(B) Reflects the additional amortization expense on the identified amortizable intangible assets of $3.2 million recorded as a result of the Ample acquisition as reflected in the valuation performed by a third-party appraiser and reviewed by the Company. The $3.2 million of identified intangibles will be amortized over periods ranging from 3 months to 5 years on a straight-line basis.

(C) Reflects $1.6 million in interest expense incurred by Ample on its debt facilities that were not assumed by Mindspeed.

MINDSPEED TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2007

(in thousands)

	Historical Mindspeed	Historical Ample (A)	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current Assets
Cash and cash equivalents	$25,456	$252	$(4,832	)(B)	$20,876
Marketable securities	6,250	—	—		6,250
Receivables	15,390	208	—		15,598
Inventories	16,253	359	75	(B)	16,687
Other current assets	2,603	202	(202	)(B)	2,603
Total current assets	65,952	1,021	(4,959)		62,014
Property, plant and equipment, net	12,689	377	(217	)(B)	12,849
Intangible assets, net	—	—	3,200	(C)	3,200
Goodwill	—	—	1,794	(B)	1,794
Other assets	4,742	85	(85	)(B)	4,742
Total assets	$83,383	$1,483	$(267)		$84,599

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$8,457	$2,405	$(1,856	)(B,D)	$9,006
Deferred revenue	3,720	—	—		3,720
Accrued compensation and benefits	6,397		—		6,397
Accrued income tax	2,316	—	—		2,316
Restructuring	2,447	—	—		2,447
Current portion of notes payable	—	16,385	(16,385	)(B)	—
Other current liabilities	1,925	2,102	(1,435	)(B,D)	2,592
Total current liabilities	25,262	20,892	(19,676)		26,478
Notes Payable	44,931	—	—		44,931
Other liabilities	569	9	(9	)(B)	569
Total liabilities	70,762	20,901	(19,685)		71,978

Mandatorily Redeemable Convertible Preferred Stock	—	36,396	(36,396	)(B)	—

Stockholders’ Equity
Preferred stock	—	—	—		—
Common stock,	1,153	2	(2	)(B)	1,153
Additional paid-in capital	260,669	30,094	(30,094	)(B)	260,669
Accumulated deficit	(234,021)	(85,910)	85,910	(B)	(234,021)
Accumulated other comprehensive loss	(15,180)	—	—		(15,180)
Total stockholders’ equity	12,621	(55,814)	55,814		12,621
Total liabilities and stockholders’ equity	$83,383	$1,483	$(267)		$84,599

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2007

(A) Certain historical Ample financial information has been reclassified to conform to Mindspeed’s presentation.

(B) Reflects $1.8 million of goodwill from the acquisition of Ample offset by the elimination of Ample’s historical equity based on the following computations, estimates and assumptions as if we had acquired Ample on June 30, 2007.

Total cash consideration		$5,401
Acquisition related transaction costs		667
Less cash acquired		20
Total preliminary purchase price		$6,048

Less fair value of net assets acquired
Net assets per historical Ample balance sheet on June 30, 2007		$(55,814)
Eliminate historical Ample assets and liabilities not acquired/assumed:
Historical liabilities	20,901
Historical preferred stock	36,396
Historical fixed assets not acquired	(217)
Historical other assets not acquired	(287)
Intangible assets not recorded in historical financial statements	3,200
Total historical Ample assets and liabilities not acquired/assumed		59,993
Fair value adjustments related to the acquisition		75
Fair value of identifiable net assets acquired		4,254
Goodwill resulting from the acquisition as if acquired on June 30, 2007		$1,794

Acquisition related transaction costs include Mindspeed’s estimate of legal and accounting fees and other external costs directly related to the transaction.

(C) Reflects $3.2 million in identifiable intangible assets as reflected in the preliminary valuation performed by a third-party appraiser consisting of the following:

	Estimated Fair Value	Estimated average remaining useful life
Backlog	$100	3 months
Developed technology	3,100	5 years
Total intangible assets	$3,200

(D) Reflects transaction costs incurred of $667,000 and consideration of $549,000 not yet paid.

MINDSPEED TECHNOLOGIES, INC.

 Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended September 30, 2006

(in thousands)

	Historical Mindspeed	Historical Ample (A)	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$135,919	$2,001	$—		$137,920
Cost of goods sold	43,592	1,049	—		44,641
Gross margin	92,327	952	—		93,279

Operating expenses:
Research and development	64,104	11,791	—		75,895
Selling, general and administrative	46,970	2,425	—		49,395
Amortization of intangible assets	—	—	720	(B)	720
Special charges	2,550	—	—		2,550

Total operating expenses	113,624	14,216	720		128,560

Operating loss	(21,297)	(13,264)	(720)		(35,281)

Interest expense	(2,231)	(3,489)	3,489	(C)	(2,231)
Other income, net	863	60	—		923

Loss before income taxes	(22,665)	(16,693)	2,769		(36,589)

Provision for income taxes	1,849	—	—		1,849

Net loss	$(24,514)	$(16,693)	$2,769		$(38,438)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2006

(A) Certain historical Ample financial information has been reclassified to conform to Mindspeed’s presentation.

(B) Reflects the additional amortization expense on the identified amortizable intangible assets of $3.2 million recorded as a result of the Ample acquisition as reflected in the valuation performed by a third-party appraiser and reviewed by the Company. The $3.2 million of identified intangibles will be amortized over periods ranging from 3 months to 5 years on a straight-line basis.

(C) Reflects $3.5 million in interest expense incurred by Ample on its debt facilities that were not assumed by Mindspeed.